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                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                              NINE MONTH PERIOD ENDED
                                                                                 SEPTEMBER 30, 2001
                                                                              -----------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $108,860
  Plus:
     Fixed Charges (excluding capitalized interest)                                  211,384
                                                                                    --------

TOTAL EARNINGS                                                                      $320,244
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $213,344
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedn.(debt issue cost amortiz.)                         549
     An estimate of the interest component within rental expense                       1,699
                                                                                    --------

TOTAL FIXED CHARGES                                                                 $215,592
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES                                                      1.49
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $108,860
  Plus:
     Fixed Charges (excluding capitalized interest)                                  158,042
                                                                                    --------

TOTAL EARNINGS                                                                      $266,902
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $160,002
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 549
     An estimate of the interest component within rental expense                       1,699
                                                                                    --------

TOTAL FIXED CHARGES                                                                 $162,250
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES                                                      1.65
                                                                                    ========
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